UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2013

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Life Partners Holdings, Inc. (“we”) held our 2013 Annual Meeting of Shareholders on August 5, 2013. As of the record date of June 6, 2013, there were 18,647,468 shares of Common Stock outstanding and entitled to vote at the meeting. The holders of 16,623,705 shares of Common Stock were represented in person or by proxy at the meeting, constituting a quorum. The following is a summary of the matters voted upon at the Annual Meeting and the votes cast on each matter.

The shareholders elected our nominees for the Board of Directors (the “Board”). The nominees, the number and type of votes, and the number of broker non-votes were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Brian D. Pardo	10,699,913	1,113,222	4,810,570
R. Scott Peden	10,690,969	1,112,166	4,810,570
Tad M. Ballantyne	11,694,368	118,767	4,810,570
Fred Dewald	10,700,980	1,112,155	4,810,570
Harold E. Rafuse	11,707,439	105,696	4,810,570

The shareholders ratified the appointment of Whitley Penn, LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2014. The number and type of votes cast were as follows:

Votes for approval	16,286,890
Votes against	251,684
Abstentions	85,131

There were no broker non-votes for this item.

The shareholders voted to approve, by non-binding vote, executive compensation. The number and type of votes cast were as follows:

Votes for approval	11,319,996
Votes against	305,633
Abstentions	187,506
Broker non-votes	4,810,570

At our Annual Meeting convened on January 24, 2012, shareholders cast an advisory vote expressing a preference for annual advisory votes on executive compensation. The shareholders’ preference was consistent with the recommendation of our Board, which determined to hold future non-binding, advisory votes on executive compensation at each Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 8, 2013.

Life Partners Holdings, Inc.

By:	/s/ R. Scott Peden
R. Scott Peden General Counsel and Secretary